Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-78491, 033-58565, 333-133012, 333-155768 and 333-171631) of our report dated October 24, 2014 with respect to the consolidated financial statements and schedule of WSI Industries, Inc. included in the Annual Report on Form 10-K for the year ended August 31, 2014.

/s/	Schechter Dokken Kanter
Andrews & Selcer Ltd

Minneapolis, Minnesota

October 24, 2014